Quest Solution Announces Turnaround Plan to Improve Operating Performance and Increase Profitability

Eugene, Oregon, August 7, 2017 — Quest Solution Inc. (OTCQB: QUES) — Quest’s Chairman and Chief Executive Officer Shai Lustgarten announced the launch of the Company’s turnaround plan to drive improved operating performance and increase profitability.

“Today we begin the implementation of our strategy to reset and turnaround the business with the goal of further establishing Quest as a premier provider & specialty system integrator of state-of-the-art technology and innovative Field & Supply Chain Solutions,” stated Shai Lustgarten.

The Company has identified the following priorities to improve operating performance and increase shareholder value:

●	Adding new technologies to build upon the robust suite of technology solutions available to customers;

●	Sales growth with increased focus on higher margin software solutions and value added services;

●	Driving margin improvement through consolidation to drive efficiency;

●	Improving EBITDA and returning to sustained net profitability; and

●	Restructuring and strengthening the Company’s balance sheet to enhance Quest’s financial position

“Following my appointment a few months ago,” continued Mr. Lustgarten, “I was immediately impressed by the Quest team and the achievements of our dedicated employees. With the support of a new Board of Directors, talented management team and experienced consultants, we are implementing a turnaround plan to drive the future success of Quest. New management’s immediate priorities are to: deliver sustained profitability, aggressive growth by adding new innovative solutions, increase software service revenue and strengthen our balance sheet. As we execute this turnaround, we will build on our existing relationships with the Fortune 500 companies we serve. We look forward to implementing this strategy with the goal of significantly improving operating performance as we move through the balance of this year and into 2018.”

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices in the United States.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.